Exhibit  1


                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-11
*CUSIP:   21988G825     Class   A-1
          21988GAK2     Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 1, 2004.

INTEREST ACCOUNT
----------------

Balance as of   January 1, 2004.....                                     $0.00
        Scheduled Income received on securities.....             $1,602,436.50
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,562,400.00
        Distribution to Class A-2 Holders.....                     -$40,036.50
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of   July 1, 2004.....                                        $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of   January 1, 2004.....                                     $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of   July 1, 2004.....                                        $0.00


                  UNDERLYING SECURITIES HELD AS OF     July 1, 2004

           Principal
            Amount                           Title of Security
           ---------                         -----------------

           $39,060,000          Aon Capital A 8.205% Capital Securities
                                due January 1, 2027
                                *CUSIP:  037388AE5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.